                                                                     Exhibit 2.1

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 By and Among

                          MARKETFIRST SOFTWARE, INC.,

                                FUSIONDM, INC.,

                         TIMES DIRECT MARKETING, INC.,

                                      and

                  CHRISTOPHER E. PETERSON and THIERRY ZAMORA

                          Dated as of April 14, 2000

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of April 14, 2000, by and among
 ---------
MARKETFIRST SOFTWARE, INC., a Delaware corporation ("Parent"), FUSIONDM, INC., a
                                                     ------
Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), TIMES
                                                             ----------
DIRECT MARKETING, INC., a California corporation (the "Company"), and
                                                       -------
CHRISTOPHER E. PETERSON and THIERRY ZAMORA (individually, a "Shareholder" and
                                                             -----------
collectively, the "Shareholders").  Merger Sub and the Company are sometimes
                   ------------
collectively referred to herein as the "Constituent Corporations."
                                        ------------------------

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interest of their respective companies and in the best interest of their respective stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub (the "Merger"); and
                          ------

          WHEREAS, pursuant to the Merger, among other things, all of the outstanding shares of Common Stock, without par value, of the Company ("Company
                                                                        -------
Common Stock") shall be converted into the Merger Consideration (as defined
------------
herein) in this Agreement.

          WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                                              ----

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

          1.1  The Merger. Subject to the terms and conditions of this
               ----------
Agreement, in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the General
                                               ----
Corporation Law of the State of California ("CGCL"), at the Effective Time (as
                                             ----
defined in Section 1.3 hereof), the Company shall merge with and into Merger Sub. Merger Sub shall be the surviving company (hereinafter sometimes called the "Surviving Corporation") in the Merger and shall continue its corporate
 ---------------------
existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

          1.2  Closing. The closing of the transactions contemplated hereby (the
               -------
"Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto agree (the "Closing Date"), provided, however, that the parties shall use
                   ------------
reasonable commercial efforts to effect the Closing on or prior to April 30, 2000. The Closing shall take place at the offices of Hewitt & McGuire, LLP, 19900 MacArthur Blvd., Suite 1050, Irvine, California or at such other location as the parties hereto agree.

          1.3  Effective Time. The Merger shall become effective upon the filing
               --------------
of a Certificate of Merger with the Secretary of State of the State of Delaware and the California Secretary of State in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL and the CGCL on the Closing Date (the "Certificate of Merger"). The term "Effective Time" shall
                       ---------------------              --------------
be the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the California Secretary of State, or such later time as is specified in the Certificate of Merger.

          1.4  Effects of the Merger. At and after the Effective Time, the
               ---------------------
Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.5  Certificate of Incorporation; Bylaws. At the Effective Time, the
               ------------------------------------
Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

          1.6  Directors and Officers. The persons set forth on Section 1.6 of
               ----------------------
the Parent Disclosure Schedule shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          1.7  Merger Consideration; Conversion and Cancellation of Company
               ------------------------------------------------------------
Common Stock. By virtue of the Merger without any action on the part of Parent,
------------
Merger Sub, the Company or the Shareholders:

               (a)  Conversion of Company Common Stock. Subject to the terms and
                    ----------------------------------
conditions of this Agreement, at the Effective Time, the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted into the right to receive in the aggregate the following (the "Merger Consideration"): (i) $2,500,000 in
                                  --------------------
cash; (ii) 1,568,628 shares of Parent Common Stock; and (iii) as provided in
Article II, the right to receive a share of the First Earnout, if any, the Second Earnout, if any, and the Third Earnout, if any.

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               (b)  Cancellation of Company Common Stock. At the Effective Time,
                    ------------------------------------
all shares of Company Common Stock converted into the right to receive the
Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of
                     -----------
Company Common Stock shall thereafter only represent the right to receive the Merger Consideration. Certificates previously representing shares of Company Common Stock shall be exchanged for shares of Parent Common Stock upon surrender of such Certificates in accordance with Section 1.8 hereof, without any interest.

               (c)  Fractional Shares. No fraction of a share of Parent Common
                    -----------------
Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $12.75.

          1.8  Exchange of Shares.
               ------------------

               (a)  Delivery of Initial Merger Consideration. Immediately
                    ----------------------------------------
following the Merger, upon surrender by the Shareholders of the certificates representing the Company Common Stock, Parent shall (i) pay each Shareholder, by wire transfer to such Shareholder's bank account of immediately available funds, his proportionate share of cash pursuant to Section 1.7(a)(i) above based upon the number of such Shareholder's shares of Company Common Stock (i.e., $2,125,000 to Christopher E. Peterson and $375,000 to Thierry Zamora), and (ii) cause to be issued to each Shareholder shares of Parent Common Stock represented by certificates evidencing his proportionate share of Parent Common Stock pursuant to Section 1.7(a)(ii) above based upon the number of such Shareholder's shares of Company Common Stock (i.e., 666,667 shares of Parent Common Stock issued to Christopher E. Peterson and 117,647 shares of Parent Common Stock issued to Thierry Zamora) (the consideration provided in clauses (i) and (ii) is sometimes hereinafter collectively referred to as the "Initial Merger
                                                       --------------
Consideration"), and (iii) cause to be issued to each Shareholder shares of
-------------
Parent Common Stock ("Earnout Shares") represented by 3 certificates (the "Earnout Certificates") issued to such Shareholder, evidencing, in the aggregate, the maximum number of shares of Parent Common Stock which such Shareholder would be entitled to receive from the Escrow (as defined below) under the First Earnout, the Second Earnout, and the Third Earnont, pursuant to
Section 2.1(a)(ii), 2.1(b)(ii), and 2.1(c) based on the number of such Shareholder's shares of Company Common Stock (i.e., an aggregate of 666,667 Earnout Shares issued to Christopher E. Peterson, with each of his three Earnout Certificates representing one-third (each) of his Earnout Shares, and an aggregate of 117,647 Earnout Shares issued to Thierry Zamora, with each of his three Earnout Certificates representing one-third (each) of his Earnout Shares). All of the shares of Parent Common Stock issued to the Shareholders, pursuant to clauses (ii) and (iii) of this Section 1.8(a), immediately following the Merger, shall be issued and outstanding on the balance sheet of the Parent and shall be legally outstanding Parent Common Stock under applicable state law. Upon issuance, immediately following the Merger, of the Earnout Shares described in clause (iii) of this Section 1.8(a), each Shareholder shall deposit each of his Earnout Certificates, representing the Earnout Shares issued to him, with the Escrow Agent to be held in escrow (the "Escrow") in accordance

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with the terms and conditions of the Escrow Agreement attached hereto as Exhibit
A (the "Escrow Agreement").

               (b)  Transfer Restrictions; Legends. The shares of Parent Common
                    ------------------------------
Stock issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. In the absence of an
      --------------
effective registration statement under the Securities Act, neither such shares of Parent Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in Federal securities law, in form and substance reasonably satisfactory to Parent, to the effect that registration under the Securities Act is not required in connection with such disposition. Parent shall be entitled to give stop transfer instructions to its transfer agent with respect to such shares of Parent Common Stock in order to enforce the foregoing restrictions.

          The certificate or certificates representing the shares of Parent Common Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS IN EFFECT UNDER SUCH ACT, (2) SUCH TRANSFER IS PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) THE HOLDER HEREOF FURNISHES TO THE ISSUER AN OPINION OF COUNSEL, WHICH COUNSEL AND WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED."

               (c)  Common Stock Value. For all purposes of this Agreement and
                    ------------------
the Escrow Agreement, the term "Parent Common Stock Value" shall mean and refer to $12.75 per share of Parent Common Stock.

               (d)  Capital Changes. For all purposes of this Agreement, the
                    ---------------
specified number of shares of Parent Common Stock issuable hereunder and the Parent Common Stock Value (as defined in Section 1.8(c)) shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Parent Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

          1.9  Tax Consequences. It is intended by the parties hereto that the
               ----------------
Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

          1.10 Exemption from Registration. Assuming the accuracy of the
               ---------------------------
representations contained in the Shareholder Representation Agreements delivered to Parent by the Shareholders pursuant to Section 7.2 hereof, the shares of Parent Common Stock to be issued

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in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act.

                                  ARTICLE II
                              ADDITIONAL PAYMENTS

          2.1  Earnouts. In addition to the cash amounts and shares of Parent
               --------
Common Stock to be paid to the Shareholders immediately following the Merger pursuant to Article I, each Shareholder shall be entitled to receive as additional consideration for such Shareholder's shares of Company Common Stock a share of the following contingent payments equal to such Shareholder's percentage ownership interest in the outstanding Company Common Stock (a "Prorata Share"):
 -------------

               (a)  First Earnout. Upon completion of the twelve months ended
                    -------------
December 31, 2000 ("FY 2000"), and contingent on the Company's Net Income (as
                    -------
defined below) for FY2000 being at least breakeven, the Shareholders in the aggregate shall be entitled to receive the following cash payment and to receive the following shares of Parent Common Stock from Escrow (the "First Earnout"):
                                                              -------------

                    (i) Cash equal to the product of (A) $1,250,000 multiplied by (B) the Gross Revenue (as defined below) in FY2000, divided by the projected Gross Revenue for FY2000 as provided in Schedule 2.1 (the "Projected 2000
                                                           --------------
Revenue"); and
-------

                    (ii) the number of shares of Parent Common Stock equal to the product of (A) the Gross Revenue in FY2000 divided by the Projected 2000 Revenue, times (B) 261,438 shares of Parent Common Stock; provided, however, in no event shall the quotient determined in clause (A) be greater than 1.

All of the Gross Revenue in FY2000 is used in determining the earnout payments for each of Sections 2.1(a)(i) and 2.1(a)(ii).

               (b)  Second Earnout. Upon completion of the twelve months ended
                    --------------
December 31, 2001 ("FY 2001"), and contingent on the Company's Net Income for
                    -------
FY2001 being at least breakeven, the Shareholders shall be entitled to receive the following cash payment and to receive the following shares of Parent Common Stock from Escrow (the "Second Earnout"):
                        --------------

                    (i) Cash equal to the product of (A) $1,250,000 multiplied by (B) the Gross Revenue in FY2001, divided by the projected Gross Revenue for FY2001 as provided in Schedule 2.1 (the "Projected 2001 Revenue"); and
                                         ----------------------

                    (ii) the number of shares of Parent Common Stock equal to the product of (A) the Gross Revenue for FY2001 divided by the Projected 2001 Revenue, times (B) 261,438 shares of Parent Common Stock; provided, however, in no event shall the quotient determined in Clause (A) exceed 1.

All of the Gross Revenue in FY2001 is used in determining the earnout payments for each of Sections 2.1(b)(i) and 2.1(b)(ii).

               (c)  Third Earnout. Upon completion of the twelve months ended
                    -------------
December 31, 2002 ("FY 2002"), and contingent on the Company's Net Income for
                    -------
FY2002 being at least breakeven, the Shareholders shall be entitled to receive from Escrow the number of shares of Parent Common Stock equal to the product of
(A) the Gross Revenue for FY2002 divided by the Projected Gross Revenue for FY2002 as provided in Schedule 2.1, times (B) 261,438 shares of the Parent Common Stock; provided, however, in no event shall the quotient determined in clause (A) exceed 1 (the "Third Earnout").
                          -------------

          No cash payments under this Section 2.1 shall be made and no shares shall be released from Escrow for any fiscal year if the Company's Net Income for that year is less than zero.

          2.2  Payment of Cash Earnouts. Subject to Section 2.5, Parent shall
               ------------------------
pay each Shareholder the amount due such Shareholder under Sections 2.1(a)(i) and 2.1(b)(i), if any, as follows:

               (a)  First Earnout. Parent shall pay each Shareholder such
                    -------------
Shareholder's Prorata Share of the cash portion of the First Earnout within five
(5) business days after the First Earnout has been determined in accordance with Sections 2.1 and 2.3; provided, however, Parent shall advance to the Shareholders $625,000 of the cash portion of the First Earnout (the "First
                                                                     -----
Earnout Cash Advance") in equal monthly payments beginning on the completion of
--------------------
the first full calendar month following the Closing and ending on December 31, 2000. This First Earnout Cash Advance shall be deducted from the total cash portion of the First Earnout payable after completion of FY2000. If the First Earnout Cash Advance exceeds the amount of the cash portion of the First Earnout, the amount of such excess shall be repaid by the Shareholders to Parent within five (5) business days after the First Earnout has been determined in accordance with Sections 2.1 and 2.3.

               (b)  Second Earnout. Parent shall pay each Shareholder such
                    --------------
Shareholder's Prorata Share of the cash portion of the Second Earnout within five (5) business days after the Second Earnout has been determined in accordance with Sections 2.1 and 2.3; provided, however, Parent shall advance to the Shareholders $625,000 of the cash portion of the Second Earnout (the "Second
                                                                          ------
Earnout Cash Advance") in twelve (12) equal monthly payments beginning on
--------------------
January 31, 2001 and ending on December 31, 2001. This Second Earnout Cash Advance shall be deducted from the total cash portion of the Second Earnout payable after completion of FY2001. If the Second Earnout Cash Advance exceeds the amount of the cash portion of the Second Earnout, the amount of such excess shall be repaid by the Shareholders to Parent within five (5) business days after the Second Earnout has been determined in accordance with Sections 2.1 and 2.3.

          2.3  Procedures for Determination of Earnout Payments. The
               ------------------------------------------------
determination of all cash amounts, if any, to be paid and all shares, if any, to be released from Escrow pursuant to the Earnouts shall be made as soon as practicable, but in no event more than 60 days after the end of each period upon which such Earnout payments are based. All such determinations shall be made in good faith by Parent. Upon completing the determination of amounts due, if any, for any period pursuant to the Earnouts, Parent shall notify the Shareholders in writing of such determination. The Shareholders shall have thirty (30) days from their receipt of such written notification in which to review the contents thereof and to notify Parent in writing as to whether they agree with the determinations made. If the Shareholders agree with such determinations, or if they shall fail to notify Parent in writing of their disagreement with such determinations within 30 days of their receipt of written notification thereof, all determinations of Parent's auditors made pursuant to this Section 2.3 shall be deemed binding and conclusive. If the Shareholders disagree with Parent's determinations and so notify Parent in writing within such 30-day period, then Parent and the Shareholders shall promptly cause their respective auditors to mutually select a third firm of independent certified public accountants to review Parent's determinations and, within thirty (30) days of its selection, report to Parent and the Shareholders its determinations with respect thereto, which determinations shall, in the absence of manifest error, be binding and conclusive. Parent shall bear fifty percent (50%) of the costs and expenses associated with the retention of such firm of accountants, with the Shareholders each to bear their Prorata Share of the remaining fifty percent (50%) of such costs and expenses.

          2.4  Accounting and Financial Adjustments With Respect to Earnouts.
               -------------------------------------------------------------
For purposes of determining the Earnouts, the following shall apply:

               (a)  The "Company," for purposes of this Article II only, shall
                         -------
include the Company prior to the Effective Time and the Surviving Corporation thereafter.

               (b)  "Net Income" shall mean the net income of the Company,
                     ----------
determined in accordance with generally accepted accounting principles ("GAAP"),
                                                                         ----
subject to the additional accounting and financial adjustments provided in this
Section 2.4.

               (c)  "Gross Revenues" shall mean the gross receipts or sales of
                     --------------
the Company, determined in accordance with GAAP, subject to the additional accounting and financial adjustments provided in this Section 2.4.

               (d) Gross Revenues shall not include any direct pass throughs of costs and expenses. For example, assume the Company conducts a direct mail campaign for a client; the Company pays all of the costs for the mailing material (e.g., letters and postage) required in such campaign and then invoices the client for the amount of its services plus the amount of the costs for the mailing materials, together with a 10% mark-up on such mailing material costs. The costs for the mailing materials would not be included in Gross Revenues, but the 10% mark-up would be included in Gross Revenues.

               (e) The amount of payments or provisions for taxes based upon or measured by income for any period upon which the Net Income of the Company are based shall be calculated utilizing a tax rate equal to the actual tax rate that would be applicable to the Surviving Corporation under applicable law assuming the Surviving Corporation were required to file a separate tax return under such law; provided, however, any taxes imposed on the Surviving Corporation for periods after the Closing Date relating to an adjustment under

Section 481 of the Code shall not be included for purposes of determining Net Income. No Shareholder-level taxes (such as on pass-through income of the Company) shall be taken into account as an expense in determining Net Income.

               (f) No amounts paid or payable in respect of Earnout payouts shall reduce the Net Income of the Company for any year.

               (g) For purposes of determining the Net Income of the Company for any year, there shall not be any deduction in such year for the amortization of any amounts payable as Merger Consideration (e.g., amortization of goodwill under purchase accounting).

               (h) No indemnity payment made pursuant to the Agreement will be treated as an expense or revenue.

               (i) There will be no charge against income for the payment or accrual of any component of the Merger Consideration, any borrowings to finance the Merger Consideration, or any transactional expenses related to the transactions contemplated by the Agreement, including without limitation any party's fees for legal counsel, accountants, consultants, or filing fees.

               (j) Other than normal fees for normal year-end audit procedures, the fees and expenses of accountants in connection with making any determination of the Earnout payments will not be treated as an expense and any costs and expenses incurred by the Parent or Merger Sub in pursuing any indemnity claim under the Agreement shall not be treated as an expense.

               (k) Any and all costs or expenses with respect to any investment that the management of the Surviving Corporation and Parent reasonably agree in writing to characterize as outside of the Surviving Corporation's operating plan will not be treated as an expense.

               (l) Any expense associated with stock options or restricted stock will not be treated as an expense, nor shall any amounts paid or accrued on account of any phantom equity/deferred compensation plan be treated as an expense.

               (m) Any depreciation or amortization charges resulting from a write-up of any of the Company's assets above its value as shown on the Company's books immediately prior to the Closing Date will not be treated as an expense.

               (n) Intercompany management/service fees charged by Parent or its subsidiaries taken into account in determining Net Income will not exceed reasonable market rates.

          2.5  Right to Withhold and Offset. Notwithstanding anything to the
               ----------------------------
contrary in this Agreement, if Parent is obligated to pay the Shareholders any cash amounts, or shares of Parent Common Stock are to be released from Escrow, in respect of the First Earnout, the Second Earnout or the Third Earnout (any such amounts, the "Earnout Amounts"), Parent shall
                   ---------------
be entitled to (i) offset and retain from such Earnout Amounts the full amount of any and all Agreed Claims not previously paid by the Shareholders, in which event Parent shall remit the Earnout Amounts remaining, if any, after such offset and retention to the Shareholders in accordance with Section 2.2 (if cash is used to offset) and/or the Escrow Agreement (if shares of Parent Common Stock are used to offset), and (ii) withhold from such Earnout Amounts the full amount of any pending indemnification claims of Parent which are the subject of a Certificate; provided, however, the withholding of any shares of Parent Common Stock from the Earnout Amounts shall be subject to the terms of the Escrow Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND THE SHAREHOLDERS

          The Company and each of the Shareholders, jointly and severally, represent and warrant to Parent and Merger Sub that, except as disclosed in the disclosure schedule attached hereto (the "Company Disclosure Schedule"):
                                          ---------------------------

          3.1  Corporate Organization.
               ----------------------

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary. The copies of the Articles of Incorporation and Bylaws of the Company which have previously been delivered to Parent are true and correct copies of such documents as in effect as of the date of this Agreement.

               (b) Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company owns no equity interests in any corporation, partnership or other entity.

          3.2  Capitalization. The authorized capital stock of the Company
               --------------
consists of 100,000 shares of Company Common Stock, without par value. There are
(i) 25,858 shares of Company Common Stock outstanding, all of which are held by the Shareholders, and (ii) no shares of Preferred Stock outstanding. Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable and are free of any liens or encumbrances created by or resulting from the actions of the Company, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company or any Shareholder is a party or by which it is bound. All outstanding shares of Company Common Stock were issued in compliance with all applicable federal and state securities laws. Except as described in this
Section 3.2 or reflected in Section 3.2 of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or obligations of any character calling for the purchase, redemption or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

          3.3  Authority; No Violation.
               -----------------------

               (a) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and shareholders of the Company. No other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each of the Shareholders and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes the valid and binding obligation of the Company and each of the Shareholders, enforceable against the Company and each of the Shareholders, in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company and each of the Shareholders, nor the consummation by the Company and each of the Shareholders of the transactions contemplated hereby, nor compliance by the Company and each of the Shareholders with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of the Shareholders or any of their respective properties or assets, or (y) violate, materially conflict with, result in a material breach of any provision of or the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of the Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, sublicense, lease, agreement or other instrument or obligation to which the Company or any of the Shareholders is a party, or by which the Company or any of the Shareholders or any of their respective properties or assets may be bound or affected.

          3.4  Consents and Approvals. Except for (a) the filing of a
               ----------------------
Certificate of Merger with the Secretary of State of the States of Delaware and California pursuant to Section 252 of the DGCL and Section 1108 of the CGCL, and
(b) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals orders or authorizations of or filings or registrations with any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, whether in the United States of America or otherwise (each a "Governmental Entity") or with
 -------------------
any third party are necessary with respect to the Company or any of the Shareholders in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the Merger and the other transactions contemplated hereby.

          3.5  Financial Statements. Set forth in Section 3.5 of the Company
               --------------------
Disclosure Schedule are true and correct copies of (a) audited balance sheets of the Company at December 31, 1998 and 1999, together with related audited statements of operations, shareholders' equity and cash flows for the fiscal years then ended, and (b) the Company's unaudited balance sheet as of February 29, 2000 (the "Reference Balance Sheet") (collectively, the "Financial
               -----------------------                       ---------
Statements"). Such Financial Statements have been prepared in accordance with
----------
generally accepted accounting principles ("GAAP") (except that the unaudited
                                           ----
Financial Statements do not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments that in the aggregate will not be material) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company in all material respects in accordance with GAAP as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

          3.6  Absence of Undisclosed Liabilities. The Company has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including without limitation any obligations or liabilities as guarantor or indemnitor of any other person, firm, partnership or corporation ("Person")) other than (i) those set forth or adequately provided for in the
  ------
Reference Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Reference Balance Sheet under GAAP,
(iii) those incurred in the ordinary course of business since the Reference Balance Sheet Date and consistent with past practice, (iv) those set forth in
Section 3.6 of the Company Disclosure Schedule, and (v) those incurred in connection with the execution of this Agreement.

          3.7  Absence of Certain Changes or Events. Except as disclosed in
               ------------------------------------
Section 3.7 of the Company Disclosure Schedule, since the Reference Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice, and except as contemplated by this Agreement, there has not occurred (i) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on, any material asset, tangible or intangible, of the Company, other than in the ordinary course of business; (ii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets; (iii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company Common Stock, or any split-up or other recapitalization in respect of the Company Common Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Company Common Stock; (iv) any material contract entered into by the Company, other than in the ordinary course of business and as provided to Parent, or any amendment or termination of, or default under, any material contract to which the Company is a party or by which it is bound; (v) any amendment or change to the Articles of Incorporation or Bylaws of the Company; (vi) any material increase in or modification of the compensation or benefits payable or to become payable by the Company to any of their respective officers, directors or employees; (vii) any issuance, transfer, sale or pledge by the Company or any Shareholder of any shares of Company Common Stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of Company Common Stock or other securities; (viii) any indebtedness for borrowed money incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business not exceeding $50,000; (ix) any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan; (x) any waiver or compromise by the Company of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business; (xi) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business; (xii) any actual or, to the knowledge of the Company or either of the Shareholders, threatened termination or loss of (a) any material contract, lease, license or other agreement to which the Company was or is a party; (b) any certificate, license or other authorization required for the continued operation by the Company of any portion of any of its business; or (c) any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to the Company in excess of $75,000 per year, and the Company has no knowledge of any event (other than the transactions contemplated hereby, with respect to which the Company has not received any written notice from any customer or other revenue source of an intention to terminate any arrangement as a result of the transactions contemplated hereby) which could reasonably be expected to result in any such termination or loss; (xiii) any resignation of employment of any key officer or employee of the Company, or to the knowledge of the Company, any impending resignation of employment of any such officer or employee; (xiv) any negotiation by any executive officer of the Company or any agreement by the Company to do any of the things described in the preceding clauses (i) through (xiii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement); or (xv) any other event or circumstance that will have or, to the knowledge of the Company could reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, an action, event or occurrence has a "Material Adverse Effect" if it has a material adverse effect on the assets,
   -----------------------
liabilities, business, financial condition or results of operations of the Company or Parent, as the case may be.

          3.8  Legal Proceedings. Except as set forth in Section 3.8 of the
               -----------------
Company Disclosure Schedule, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company or either of the Shareholders, threatened against the Company or any of its properties, assets or business in which an unfavorable outcome, ruling or finding would have a Material Adverse Effect and to the knowledge of the Company and the Shareholders there exist no facts which could reasonably be expected to result in any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect on the Company. The foregoing includes, without limiting the generality thereof, pending or threatened actions involving the Company's use in connection with the Company's business of any information or techniques allegedly proprietary to a former employee.

          3.9  Restrictions on Business Activities. Except as set forth in
               -----------------------------------
Section 3.9 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of the Company, any acquisition of property by the Company, the ability of the Company to compete with any other person or the conduct of business by the Company as currently conducted by the Company.

          3.10 Governmental Authorization. The Company has obtained each
               --------------------------
federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of the Company's business or the holding of any such interest ((i) and (ii) herein collectively called the "Company
                                                                   -------
Authorizations"), and all of such Company Authorizations are in full force and
--------------
effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company.

          3.11 Title and Condition of Personal Property. The Company has good
               ----------------------------------------
and marketable title to all personal property owned by it and reflected in the Reference Balance Sheet or acquired after the Reference Balance Sheet Date (other than property sold or otherwise disposed of since the Reference Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character or claims thereto, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Reference Balance Sheet, and (iv) as set forth in Section 3.11 of the Company Disclosure Schedule. The property and equipment of the Company that is used in the operations of its business are in all material respects in good operating condition and repair. All properties used in the operations of the Company are reflected in the Reference Balance Sheet to the extent GAAP require the same to be reflected.

          3.12 Real and Leased Property.
               ------------------------

               (a) The Company does not own any fee simple interest in real property. The Company does not lease or sublease any real property other than as set forth on Section 3.12 of the Company Disclosure Schedule. Section 3.12 of the Company Disclosure Schedule sets forth the street address of each parcel of real property leased or subleased by the Company (the "Leased Property"). The
                                                       ---------------
Company has previously delivered to Parent a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. Except as provided in Section 3.12 of the Company Disclosure Schedule, the Company enjoys a peaceful and undisturbed possession of the Leased Property held by it, subject to the terms of the Leases. All improvements located on the Leased Property are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Company. To the knowledge of the Company or either of the Shareholders, except as provided in Section 3.12 of the Company Disclosure Schedule, no person other than the Company has any right to use or occupy any part of the Leased Property, whether pursuant to sublease, license or otherwise. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company or, to the knowledge of the Company or either of the Shareholders, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and to the knowledge of the Company or either of the Shareholders, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. In the event that any of the Leases is a sublease, the Company, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and such prime lease is in full force and effect, there are no outstanding uncured notices of default or termination, and no right of the Company in any such sublease conflicts with such prime lease. Except as provided in Section 3.12 of the Company Disclosure Schedule, all of the Leased Property is used in the conduct of the Company's business.

               (b) The heating, ventilation, air conditioning, plumbing, electrical systems and telephone systems at the Leased Property are in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Company and will be so adequate and suitable on the Closing Date. The Company has not experienced any material interruption in the services provided to any of the Leased Property within the last six (6) months. To the knowledge of the Company or either of the Shareholders, except as provided in Section 3.12 of the Company Disclosure Schedule, no landlord under the Leases has any plans to make any material alterations to any of the Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. To the knowledge of the Company or either of the Shareholders, except as provided in Section 3.12 of the Company Disclosure Schedule, no landlord under the Leases has any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

               (c) Section 3.12 of the Company Disclosure Schedule sets forth all material permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") issued to the Company by all
                    ---------------------
Governmental Entities having jurisdiction over each Leased Property and by all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"). All such Real Property Permits
                    -----------------------
required or appropriate have been lawfully issued to the Company to enable each Leased Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and useful and are, as of the date hereof, in full force and effect. The Company has not received or been informed by a third party of the receipt by it of any notice from any Governmental Entity having jurisdiction over any Leased Property or from any Insurance Organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit or of any insurance policies and, to the knowledge of the Company or either of the Shareholders, there is no basis for the issuance of any such notice or the taking of any such action. No action is required in order for all Real Property Permits and liability and casualty insurance policies required under any of the Leases to remain Real Property Permits and insurance policies of the Surviving Corporation.

               (d) To the knowledge of the Company or either of the Shareholders, except as provided in Section 3.12 of the Company Disclosure Schedule, there are no liabilities (other than rent and other sums and charges regularly payable) associated with any of the Leases including, without limitation, any liability under any Environmental Law or regulation, which is or which may become payable by the Surviving Corporation.

          3.13 Intellectual Property.
               ---------------------

               (a) Section 3.13(a) of the Company Disclosure Schedule sets forth an accurate and complete description of (i) all trademarks, service marks, trade names, brands and copyrights of the Company which are registered or issued or for which registration or issuance is pending with any Governmental Entity specifying as to each such item, as applicable, the jurisdiction(s) by or in which such trademark or copyright has been issued or registered or in which an application for such issuance or registration has been filed or proposed, including the registration or application number; (ii) substantially all franchises, licenses, sublicenses, contracts, options and agreements pursuant to which any person other than the Company is authorized to use any trademarks, trade names, service marks, brands, copyrights, and any applications therefor, maskworks, net lists, URLs, domain names, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual
                                                             ------------
Property") owned by the Company; and (iii) substantially all franchises,
--------
licenses, sublicenses, contracts, options and agreements, other than shrink-wrap software licenses, pursuant to which the Company is authorized to use any such Intellectual Property not owned by the Company ("Third Party Intellectual
                                                 ------------------------
Property Rights") including, with respect to (ii) or (iii), the identity and
---------------
location (city, state and country) of all parties thereto. The Company does not own or use any patents.

               (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, to the knowledge of the Company or either of the Shareholders, the Company owns or has the right to use all of the Intellectual Property necessary for the conduct of its business as currently conducted by it, including, without limitation, all network operating system and database softwares or other Intellectual Property used by the Company. The Company has taken commercially reasonable measures to maintain and protect the Intellectual Property that it owns or has the right to use.

               (c) Except for third party licenses listed in Section 3.13(c) of the Company Disclosure Schedule, to the knowledge of the Company or either of the Shareholders, the Company is the sole and exclusive owner of its Intellectual Property including, but not limited to, those listed or described on the Company Disclosure Schedule, or has the right to the use thereof for the material covered thereby in connection with the services or products in respect to which they have been or are now being used.

               (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, the Company (i) is not the subject of any pending litigation or, to the knowledge of the Company or either of the Shareholders, any claim regarding infringement of or misappropriation or misuse of any Intellectual Property of the Company or other tangible right of any other person, (ii) has no knowledge of any such infringement, whether or not claimed by any other person, (iii) has no knowledge of any infringement by any other person of the Intellectual Property of the Company, and (iv) has no knowledge of any facts or circumstances which would reasonably lead the Company to conclude that the continued operation and conduct of any aspect of its business would result in any such litigation or claim. To the knowledge of the Company or either of the Shareholders, except as set forth in Section 3.13(d) of the Company Disclosure Schedule, there is no other person that is operating under or otherwise using any name confusingly similar with any trade names, trademarks, service names, service marks, URLs, domain names or logos included in the Intellectual Property owned by the Company. To the knowledge of the Company or either of the Shareholders, no Intellectual Property licensed by the Company from a third party is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company. Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, no Intellectual Property of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company. Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property.

               (e) To the knowledge of the Company or either of the Shareholders, except as set forth in Section 3.13(e) of the Company Disclosure Schedule, there has been no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, any trade secret material to the Company, or any Intellectual Property right of any third party to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company.

          3.14 Taxes.
               -----

               (a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, the Company has duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and the Company has paid in full or made adequate provision in the Financial Statements for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns except where failure to do so would not have a Material Adverse Effect. In addition, the Company has made adequate provision in the Financial Statements for all Taxes for the fiscal year ended December 31, 1999 except where the failure to do so would not have a Material Adverse Effect. Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, as of the date hereof (i) the Company has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (ii) no claim for Taxes has become a lien against the property of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (iii) no audit of any Tax Return of the Company is being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect, and (v) there is no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, the Company has not been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

               (b)  For the purposes of this Agreement, "Taxes" shall mean all
                                                         -----
taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return"
                                                                    ----------
shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with a Governmental Entity with respect to Taxes.

          3.15 Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                    (i)   "Environmental and Safety Laws" shall mean any
                           -----------------------------
federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                    (ii)  "Property" shall mean all real property leased or
                           --------
owned by the Company either currently or in the past.

                    (iii) "Facilities" shall mean all buildings and improvements
                           ----------
on the Property of the Company.

               (b) (i) the Company has not received notice (oral or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (ii) no notices, administrative actions or suits are pending or, to the knowledge of the Company or either of the Shareholders, threatened relating to a violation of any Environmental and Safety Laws; (iii) the Company's uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws; and (iv) the Company has all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

          3.16 Major Customers and Suppliers; Supplies. Parent has been provided
               ---------------------------------------
with a list of customers of the Company and all suppliers of significant goods or services to the

Company for the year ended December 31, 1999 and the two (2) months ended February 29, 2000. Section 3.16 of the Company Disclosure Schedule identifies those suppliers of significant goods or services with respect to which alternative sources of supply are not readily available on reasonably comparable terms and conditions. Except as indicated in Section 3.16 of the Company Disclosure Schedule, (i) all supplies and services necessary for the conduct of the business of the Company as presently conducted, may be obtained from alternate sources on terms and conditions comparable to those presently available to the Company, and (ii) no facts, circumstances or conditions exist which create a reasonable basis for believing that the Company will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured. To the knowledge of the Company or either of the Shareholders, there has not been, and there will not be, any material adverse change in the relations of the Company with any of its suppliers, contractors, creditors, and lessors, as a result of the announcement or consummation of the transactions contemplated by this Agreement.

          3.17  List of Accounts. Set forth in Section 3.17 of the Company
                ----------------
Disclosure Schedule is: (a) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (b) the name, phone number and telefax number of the contact person at such bank or institution and (c) the account number of the relevant account, a description of the type of account and a list of the authorized signatories on such account.

          3.18  Employment Agreements. Section 3.18 of the Company Disclosure
                ---------------------
Schedule contains the names, start dates, contracts dates, job descriptions, annual salary rates and other compensation of all officers, directors and employees of the Company or consultants being paid more than $75,000 a year by the Company (including compensation paid or payable by the Company under the Company Employee Plans). Section 3.18 of the Company Disclosure Schedule contains a list of all employee policies, employee manuals or other written statements of rules or policies as to hiring practices and procedures, working conditions, vacation and sick leave, a complete copy of each of which has been made available to Parent. Except as set forth in Section 3.18 of the Company Disclosure Schedule, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any officer, employee or agent of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both ("Company Employment Agreements").
                      -----------------------------

          3.19  Employee Benefit Plans.
                ----------------------

                (a) Section 3.19(a) of the Company Disclosure Schedule lists, with respect to the Company (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained, sponsored or contributed to or required to be
          -----
contributed to by the Company, (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the "Company
                                                                       -------
Employee Plans"). There is no trade or business (whether or not incorporated)
--------------
which is treated as a single employer with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

               (b) The Company has furnished to Parent a copy of the Company Employee Plans and related plan documents, to the extent reduced to writing (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. The Company has, with respect to any Company Employee Plan intended to be qualified under Section 401(a) of the Code, either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. The Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

               (c) Except as disclosed in Section 3.19(c) of the Company Disclosure Schedule, (i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, for which no exemption exists; (iii) each Company Employee Plan has been administered substantially in accordance with its terms and in substantial compliance with the requirements prescribed by any applicable statutes, rules and regulations (including applicable provisions of ERISA and the Code); (iv) the Company has performed substantially all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (v) to the knowledge of the Company or either of the Shareholders, the Company is not subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee

Plans, other than obligations for the payment of benefits in the normal operation of the Plan; (vi) all material contributions required to be made by the Company to any Company Employee Plan have been made on a timely basis and any accruals required by GAAP for contributions to each Company Employee Plan for the current plan years are reflected on the financial statements of the Company; (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred with respect to any Company Employee Plan subject to Title IV of ERISA; (viii) the Company has not incurred any liability under Title IV of ERISA or Section 412 of the Code and (ix) no Company Employee Plan which is subject to Title IV or ERISA has an "unfunded benefit liability" within the meaning of Section 4001(a)(18) of ERISA. With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company or either of the Shareholders is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. The Company has no liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) of ERISA. Each Company Employee Plan can be amended, terminated or otherwise discontinued after Closing in accordance with its terms without material liability (other than expenses typically incurred in a termination event). The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, except as provided by this Agreement or the schedules attached hereto.

               (d) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996.

               (e) Except as set forth in Section 3.19(e) of the Company Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, or (ii) increase the amount of compensation due any such employee or service provider.

               (f) Except as disclosed in Section 3.19(f) of the Company Disclosure Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Company Employee Plan which would increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Company's financial statements, other than increases resulting from premium increases or the employment of additional employees, in each case in the ordinary course of business.

          3.20  Labor Matters. Except as set forth in Section 3.20 of the
                -------------
Company Disclosure Schedule, (a) the Company is not, and has not been, a party to or otherwise bound by or threatened by with any collective bargaining agreement or other labor union contract and to the knowledge of the Company or either of the Shareholders currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or to the knowledge of the Company or either of the Shareholders threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown, work stoppage or labor disturbances within the past three years; (c) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (d) there are no pending claims against the Company under any workers' compensation plan or policy or for long-term disability; (e) to the knowledge of the Company or either of the Shareholders, the Company has no obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder; (f) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (g) the Company has paid in full to all its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, including all compensation owing and due for over-time work; (h) the Company has provided its employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with the Company; (i) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or to the knowledge of the Company or either of the Shareholders threatened before any Governmental Entity with respect to any Persons currently or formerly employed by the Company; (j) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (k) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or to the knowledge of the Company or either of the Shareholders threatened with respect to the Company; (l) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any Person; (m) the Company is in compliance in all material respects with the requirements of the Americans With Disabilities Act and any similar law of any Government Entity; and (n) the Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and each has no liabilities pursuant to WARN.
                   ----

          Except as set forth in Section 3.20 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any severance benefits or any other payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director, employee or other service provider of the Company or any other ERISA Affiliate, (ii) increase any benefits otherwise payable by the Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits, or any options or warrants to purchase Company Capital Stock, or any increase in the amount of compensation of benefits due any such person.

          3.21  Contracts and Commitments. Section 3.21 of the Company
                -------------------------
Disclosure Schedule contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements) of the following categories to which the Company is a party or by which it is bound as of the date of this Agreement.

                (a)  labor contracts;

                (b) material manufacturing, distribution, franchise, license, sales, agency or advertising contracts;

                (c) contracts which require the payment in excess of $50,000 per year for (i) the purchase of inventory, materials, supplies or equipment which are not cancelable (without material penalty, cost or other liability) within one (1) year, (ii) management, consulting, service or other similar contracts, (iii) advertising or marketing agreements or arrangements, and (iv) other contracts made in the ordinary course of business involving annual expenditures or liabilities in excess of $50,000 which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

                (d) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments proving for the lending of money, whether as borrower, lender or guarantor;

                (e) contracts (other than Leases) containing covenants limiting the freedom of the Company to engage in any line of business or compete with any Person or operate at any location;

                (f) joint venture or partnership agreements or joint development or similar agreements;

                (g) agreement, contract or other arrangement with (i) the Company or any affiliate of the Company or (ii) any current or former officer, director or employee of the

Company or any affiliate of the Company (other than non-compete or intellectual property agreements);

                (h) material lease or similar agreement with any person under which (i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible property owned by any person or (ii) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, and is not terminable by the Company by notice of not more than sixty (60) days;

                (i) contracts or other instruments (including so-called take-or-pay or keepwell agreements) under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or
(ii) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                (j) contracts or other instruments under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person involving aggregate payments in excess of $50,000;

                (k) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any property of the Company;

                (l) agreement or instrument involving aggregate payments in excess of $50,000 providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, or any predecessor person;

                (m) contract for the acquisition, sale or lease of any assets or capital stock or other ownership interests outside the ordinary course of the business or involving aggregate payments in excess of $50,000 or to effect any merger of the Company; and

                (n) any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

                (o) any agreements or arrangements with respect to telecommunications, web hosting or similar or related matters involving payments in excess of $50,000.

          True copies of the written contracts identified in Section 3.21 of the Company Disclosure Schedule have been made available to Parent.

          3.22  Absence of Breaches or Defaults. The Company is not, and, to the
                -------------------------------
knowledge of the Company or either of the Shareholders, no other party is, in default under, or in breach or violation of, any contract to which the Company is a party, including, without limitation, those identified on Section 3.21 of the Company Disclosure Schedule and, to the knowledge of the Company or either of the Shareholders, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any contract identified on Section 3.21 of the Company Disclosure Schedule, except in each case set forth above for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Other than contracts which have terminated or expired in accordance with their terms, each of the contracts identified on Section 3.21 of the Company Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding, enforceable and in full force and effort would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company, except as set forth in Section 3.22 of the Company Disclosure Schedule.

          3.23  Interested Party Transactions. Except as set forth in Section
                -----------------------------
3.23 of the Company Disclosure Schedule, the Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company. Except as set forth in Section 3.23 of the Company Disclosure Schedule, no affiliate of the Company or any Shareholder has, or has had, any interest in any material property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company.

          3.24  Compliance with Applicable Law. The Company holds, and has at
                ------------------------------
all times held, all licenses, franchises, permits and authorizations which (a) are necessary for it to engage in the business currently conducted by it and (b) if not possessed by the Company would have a Material Adverse Effect. The Company has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company except where the failure to do so would not have a Material Adverse Effect and the Company has not received notice of any violations of any of the above.

          3.25  Insurance. Section 3.25 of the Company Disclosure Schedule sets
                ---------
forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company. Such policies are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of its assets are bound. All of such policies are in full force and effect and are valid and enforceable, and the Company has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Company an intention to cancel any such policy. Except as set forth in Section 3.25 of the Company Disclosure, the Company has no claim pending against any of the insurance carriers under any of such policies and neither the Company nor either Shareholder has knowledge of any actual or alleged occurrence of any kind which may give rise to any such claim.

          3.26  Brokers. Neither the Company nor any of its officers or
                -------
directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

          3.27  Minute Books. The minute books of the Company have been made
                ------------
available to Parent and include the items set forth on Company Disclosure Schedule Section 3.27.

          3.28  Accounts and Notes Receivable. Subject to any reserves set forth
                -----------------------------
on the Reference Balance Sheet, the accounts receivable and the notes receivable shown on the Reference Balance Sheet represent and will represent bona fide claims arising in the ordinary course of business against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. To the knowledge of the Company or either of the Shareholders, and subject to any reserves set forth on the Reference Balance Sheet, such accounts receivable and notes receivable are collectible by the Company in the ordinary course of business. The amount carried for doubtful accounts and allowances disclosed in the Reference Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the accounts receivable and notes receivable.

          3.29  Board Approval. The Board of Directors of the Company has (i)
                --------------
approved this Agreement and the Merger and all transactions contemplated hereby,
(ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve this Agreement and consummation of the Merger.

          3.30  Shareholder Approval. The Shareholders have unanimously approved
                --------------------
this Agreement and the Merger and all transactions contemplated hereby.

          3.31  Employee Nondisclosure and Assignment of Inventions Agreements.
                --------------------------------------------------------------
Except as set forth in Section 3.31 of the Company Disclosure Schedule, each employee of the Company who has access to confidential information has executed and delivered to the Company the standard employee confidentiality and assignment of inventions agreement in the form previously delivered to Parent.

          3.32  Year 2000 Compliance. Except as set forth in Section 3.32 of the
                --------------------
Company Disclosure Schedule, the Company has performed all acts necessary to ensure it is Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall
                                                   -------------------
mean, in regard to any entity, that all software (except for software licensed from third parties), hardware, firmware equipment, goods or systems utilized by or material to the business, operation or financial condition of such entity, including, without limitation, all telephone or other communications systems and all software licensed to clients, will properly perform date sensitive functions during and after the year 2000; provided, however, that the term "Year 2000
                                --------  -------                 ---------
Compliant" does not relate to the impact on the Company of the failure of any
---------
third party to be Year 2000 Compliant. The

Company shall provide to Parent such certifications or other evidence of its compliance with the terms hereof as Parent may from time to time require.

          3.33  Certain Payments. Since January 1, 1995, to the knowledge of the
                ----------------
Company or either of the Shareholders, neither the Company nor any officer, agent or employee of the Company or, to the knowledge of the Company or either of the Shareholders, any other person affiliated with or acting on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any applicable law, rule or regulation to any person, private or public, regardless of form, whether in money, property, or services. or (b) established or maintained any fund or material asset that has not been recorded in the books and records of the Company.

          3.34  Representations Complete. None of the representations or
                ------------------------
warranties made by the Company or Shareholders herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company and the Shareholders that, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"):
                                          --------------------------

          4.1   Corporate Organization. Each of Parent and Merger Sub is a
                ----------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and Merger Sub have the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as they are now being conducted, and are duly qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified (i) would not individually or in the aggregate have a Material Adverse Effect or (ii) would not adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of Parent and Merger Sub which have previously been delivered to the Company are true and correct copies of such documents as in effect as of the date of this Agreement.

          4.2   Authority; No Violation.
                ------------------------

                (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Parent has (i) unanimously approved this Agreement and the Merger and all transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders. The Board of Directors and the stockholder of Merger Sub have approved this Agreement and the Merger and all transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company and Shareholders) constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of them, in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or (ii) assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, sublicense, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

          4.3  Capitalization of Parent and Merger Sub.
               ----------------------------------------

               (a) Parent's authorized capital stock consists solely of (i) 85,000,000 shares of Parent Common Stock, of which (A) 4,889,840 shares are issued and outstanding, (B) no shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (C) and
(D) below), (C) as of March 31, 2000, 2,445,840 shares are reserved for issuance upon the exercise of outstanding options, and (D) as of March 31, 2000, 1,346,386 shares (not counting shares referred to in the preceding clause (C)) are reserved for issuance upon exercise of options which have not been granted, but have been reserved under Parent's stock option plan; and (ii) 44,640,000 shares of Parent Preferred Stock of which 2,140,000 shares are designated as Series A Preferred of which 2,040,000 shares are issued and outstanding, 3,000,000 shares are designated as Series B Preferred, of which 2,200,000 shares are issued and outstanding, 21,500,000 shares are designated as Series C Preferred, of which 19,882,358 shares are issued and outstanding and 18,000,000 shares are designated as Series D Preferred, of which 15,407,936 are issued and outstanding. Each outstanding share of Parent Common Stock is, and all shares of Parent Common Stock to be issued in connection with the

Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent Common Stock has not been, and all shares of Parent Common Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. All outstanding shares of Parent capital stock were issued in compliance with applicable federal and state securities laws. Except as set forth herein or in
Section 4.3 of the Parent Disclosure Schedule, and except for shares to be issued in connection with the Merger, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance by Parent of any equity securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Parent Common Stock, and Parent has no obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Parent. Except as provided in Section
4.3 of the Parent Disclosure Schedule, Parent has no intention of authorizing additional shares of Parent Common Stock for employee stock option and stock purchase plans prior to the earlier of Parent's initial public offering or December 31, 2000.

               (b) Merger Sub's authorized capital stock consists solely of 10,000 shares of Common Stock, par value $.001 per share ("Merger Sub Common
                                                           -----------------
Stock"), of which 1,000 shares are issued and outstanding and none are reserved
-----
for issuance. All of the outstanding shares of Merger Sub Common Stock are owned by Parent free and clear of any liens, claims or encumbrances. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance by Merger Sub of any equity securities of Merger Sub, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Merger Sub Common Stock and Merger Sub has no obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Merger Sub.

          4.4  Subsidiaries. Except for Merger Sub, Parent does not have an
               ------------
equity interest in any corporation, partnership or other entity.

          4.5  Consents and Approvals. Neither the execution and delivery of
               ----------------------
this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any Governmental Entity, other than (i) filings or other actions required under federal and state securities laws, (ii) consents or approvals of any Governmental Entity set forth in Section 4.5 to the Parent Disclosure Schedule, or (iii) the filing of a Certificate of Merger with the Secretary of State of the States of Delaware and California, except for those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub or a Material Adverse Effect on their ability to consummate the transactions contemplated hereby.

          4.6  Parent Financial Statements. Set forth in Section 4.6 of Parent
               ---------------------------
Disclosure Schedule are true and correct copies of (a) an audited balance sheet of Parent at December 31, 1999, together with related audited statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and (b) the Company's unaudited balance sheet as of February 29, 2000 (the "Parent Balance Sheet") (collectively, the "Parent Financial Statements"). Such
 --------------------                       ---------------------------
Parent Financial Statements have been prepared in accordance with GAAP (except that the unaudited

Parent Financial Statements do not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments that in the aggregate will not be material) applied on a consistent basis throughout the periods indicated and with each other applied on a basis consistent throughout the periods indicated and with each other. The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. The books and records of Parent have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

          4.7  Absence of Undisclosed Liabilities. Except (i) as and to the
               ----------------------------------
extent disclosed or reserved against in the Parent Balance Sheet, (ii) as incurred in the ordinary course of business and consistent with past practice and not prohibited by this Agreement, (iii) as incurred in connection with the execution of this Agreement and (iv) as disclosed in Section 4.7 of the Parent Disclosure Schedule, Parent does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on Parent.

          4.8  Absence of Certain Changes. Since February 29, 2000, (a) except
               --------------------------
as disclosed in Section 4.8 of Parent Disclosure Schedule, there has not been any change that would have a Material Adverse Effect on the assets, business, properties, operations or financial condition of Parent or any condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Parent, (b) Parent has not participated in any transaction, or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of Parent, issuing any capital stock of Parent or any securities convertible into Parent capital stock, or acquiring any other business, whether by merger, acquisition of stock or assets, or otherwise, and (c) Parent has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation or benefits increases in the ordinary course of business.

          4.9  Brokers. Except as set forth in Section 4.9 of the Parent
               -------
Disclosure Schedule, neither Parent, Merger Sub, nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

          4.10 Vote Required. No approval of the stockholders of Parent is
               -------------
necessary to approve this Agreement and the transactions contemplated hereby.

          4.11 Representations Complete. None of the representations or
               ------------------------
warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by the Parent pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          5.1  Covenants of the Company. During the period from the date of this
               ------------------------
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not:

               (a) declare or pay any dividends on, or make other distributions in respect of, any of the Company Common Stock;

               (b) (i) repurchase, redeem or otherwise acquire any shares of its capital stock, or any securities convertible into or exercisable for any shares of such capital stock, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

               (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

               (d) make any capital expenditures other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair;

               (e)  enter into any new line of business;

               (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company;

               (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in this Agreement not being satisfied;

               (h) change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or as concurred with by the Company's independent auditors;

               (i) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan

(including, without limitation, any Company Employee Plan) or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees, (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Employee Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

               (j) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

               (k) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

               (l) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or any of its properties are bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date; or

               (m)  agree to do any of the foregoing.

          5.2  Covenants of Parent. During the period from the date of this
               -------------------
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, and except as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 5.2 of the Parent Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall not:

               (a) declare or pay any dividend or other distribution, payable in cash, stock, property or otherwise, in respect of any of its capital stock;

               (b) purchase or otherwise acquire, directly or indirectly, any of its capital stock;

               (c) split, combine or reclassify any shares of its capital stock, unless appropriate adjustment to the Merger Consideration is made pursuant to Section 1.8 hereof;

               (d)  sell, transfer or otherwise dispose of any material assets;

               (e) acquire any other business whether by merger, purchase of stock or assets, or otherwise;

               (f) except upon the exercise of outstanding options or warrants, issue any shares of the capital stock of Parent or any security convertible into the capital stock of Parent;

               (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in this Agreement not being satisfied; or

               (h)  agree to do any of the foregoing.


                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

          6.1  Access to Information.
               ---------------------

               (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall make available to Parent all information concerning its business, properties and personnel as Parent may reasonably request. The Company shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information furnished to Parent pursuant to this Section 6.1(a) shall be subject to, and Parent shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated December 29, 1999, (the "Confidentiality
                                                              ---------------
Agreement"), between Parent and the Company.
---------

               (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Parent shall make available to the Company all information concerning its business, properties and personnel as the Company may reasonably request. Parent shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information furnished to the Company pursuant to this Section 6.1(b) shall be subject to, and the Company shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated December 29, 1999 (the "Confidentiality
                                                             ---------------
Agreement"), between Parent and the Company.
---------

               (c) No investigation by Parent or the Company or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein; provided, however, that
                                                       --------  -------
neither Parent nor the Company is aware as of the date hereof of any breach of representations or warranties of the other party with respect to which breach it has failed to notify such other party.

          6.2  Public Disclosure. Unless otherwise permitted by this Agreement,
               -----------------
(i) Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and (ii) neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

          6.3  Consents; Cooperation. Each of Parent, Merger Sub and the Company
               ---------------------
shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The failure of the Company and the Shareholders to obtain consents or approvals to the transactions contemplated hereby with respect to the agreements listed on
Section 6.3 of the Company Disclosure Schedule (the "Listed Agreements") shall
                                                     -----------------
not constitute a breach of any of the Company's or the Shareholders' representations, warranties, covenants and agreements (including, but not limited to, for purposes of the indemnification provisions of Article IX) set forth in this Agreement, and such consents or approvals shall not be a condition to the obligations of Parent and Merger Sub under Section 7.2(e). Each of the Company and the Shareholders hereby represent and warrant to Parent and Merger Sub that the failure of the Company to obtain any consents with respect to the Listed Agreements, individually or taken as a whole, would not have a Material Adverse Effect on the Company. The failure to obtain consents or approvals to the transactions contemplated hereby with respect to the agreements set forth in
Section 3.3(b) of the Company Disclosure Statement, other than the Listed Agreements, is only a closing condition, which will be satisfied or waived at the closing; however, under no circumstances shall the failure to obtain such consents with respect to such agreements, other than the Listed Agreements, constitute a breach of any of the Company's representations, covenants and agreements (including, but not limited to, for purposes of the indemnification provisions of Article IX) set forth in this Agreement.

          6.4  Legal Requirements. Each of Parent, Merger Sub and the Company
               ------------------
will take all reasonable actions necessary to comply promptly with all legal requirements which have been or which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          6.5  Blue Sky Laws. Parent shall take such steps as may be necessary
               -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

          6.6  Control of Operations. Nothing contained in this Agreement shall
               ---------------------
give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

          6.7  Best Efforts and Further Assurances. Each of the parties to this
               -----------------------------------
Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          6.8  Distribution of 1999 Profits. The parties agree that on March 28,
               ----------------------------
2000 the Company distributed to the Shareholders (prorata to their shareholdings) cash of the Company in a total amount equal to $327,001, representing the portion of the undistributed retained earnings of the Company to which Shareholders were entitled for 1999. The parties agree that, notwithstanding any other provision of this Agreement to the contrary, the distribution provided for in this Section 6.8 (including any adjustment thereto as provided in Section 6.8 of the Company Disclosure Schedule), the bonus paid to Thierry Zamora on March 15, 2000 in the amount of $82,493.61, Christopher E. Peterson's March 28, 2000 loan of $280,700 (or such lower amount as provided in Section 6.8 of the Company Disclosure Schedule) to the Company, and the Company's or FusionDM, Inc.'s future repayment of such loan in accordance with its terms (i.e., before April 28, 2000) shall not give rise to any adjustment of the Merger Consideration or constitute a breach of any of the Company's or Shareholders' representations, warranties, covenants and agreements (including, but not limited to, for purposes of the indemnification provisions of Article
IX) set forth in this Agreement.

          6.9  Other Agreements. The parties agree that immediately before the
               ----------------
Closing the Employment Agreements between Thierry Zamora and Christopher E. Peterson and the Company, the Stock Issuance and Repurchase Agreement By and Between Times Direct Marketing, Inc. and Thierry Zamora, and the Agreement By and Between Christopher Peterson and Thierry Zamora (collectively, the "Shareholder Agreements") shall all be terminated, such that at the time of the Closing none of the provisions or restrictions of such Shareholder Agreements shall be applicable, (e.g., Thierry Zamora's shares of capital stock in Times Direct Marketing, Inc. will be fully vested). Notwithstanding anything to the contrary in this Agreement, the existence of such Shareholder Agreements, as of the time of execution of this Agreement or at any time before Closing shall not constitute a breach of any of the Company's or the Shareholders' representations, warranties, covenants and agreements (including, but not limited to, for purposes of the indemnification provisions of Article IX) set forth in this Agreement.

          6.10 Release From Guarantees. Parent shall use its commercially
               -----------------------
reasonable efforts to have Christopher E. Peterson ("Peterson") released from the personal guarantees of the Company's obligations identified in Section 6.10 of the Company Disclosure Schedule on the Closing Date and will continue such efforts after the Closing if not released prior thereto. Parent and Merger Sub hereby, jointly and severally, agree to indemnify, defend and hold Peterson harmless for any amounts that Peterson is required to pay in connection with the enforcement of any obligations under such personal guarantees after the Closing, including without limitation any reasonable attorneys' fees and expenses incurred in connection therewith.

          6.11 Pre-Effective Time Year 2000 Corporate-Level Taxes. The parties
               --------------------------------------------------
expressly agree that the Surviving Corporation is assuming any corporate-level taxes of the Company for the period from January 1, 2000 through and including the Effective Time and that the existence and/or payment of such taxes by the Surviving Corporation shall not give rise to any adjustment of the Merger Consideration or constitute a breach of any of the Company's or Shareholders' representations, warranties, covenants and agreements (including, but not limited to, for purposes of the indemnification provisions of Article IX) set forth in this Agreement.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

          7.1  Conditions to Each Party's Obligation to Effect the Merger. The
               ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a)  No Injunctions or Restraints; Illegality. No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (b)  Governmental Approval. The Company, Parent and Merger Sub shall
               ---------------------
have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby (each a "Requisite Regulatory
                                                          --------------------
Approval"), including such approvals, waivers and consents as may be required
--------
under the Securities Act and under state blue sky laws (other than those filings, approvals, waivers and consents relating to the Merger or affecting Parent's ownership of Company or any of its properties that, if not obtained, would not have a Material Adverse Effect to either party).

          (c)  Employment Agreements. Parent shall have entered into employment
               ---------------------
agreements with Christopher E. Peterson and Thierry Zamora in substantially the form of Exhibit B and Exhibit C, respectively, hereto.
        ---------     ---------

     7.2  Conditions to Obligations of Parent and Merger Sub. The obligation of
          --------------------------------------------------
Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

          (b)  Performance of Obligations of the Company. The Company shall have
               -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c)  Injunctions or Restraints on Conduct of Business. No temporary
               ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of the Company following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (d)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company.

          (e)  Third Party Consents. Parent shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of the Company set forth on Section 3.4 of the Company Disclosure Schedule.

          (f)  Legal Opinion. Parent shall have received a legal opinion from
               -------------
Fotenos & Suttle, P.C. in substantially the form attached hereto as Exhibit D.
                                                                    ---------
          (g)  Shareholder Representation Agreements. Parent shall have received
               -------------------------------------
from each of the Shareholders an executed Shareholder Representation Agreement in substantially the form attached hereto as Exhibit E.
                                             ---------

          (h)  Approval of Shareholders. Each of the Shareholders shall have
               ------------------------
voted their shares of Company Common Stock in favor of, or executed a written consent approving, the Merger and such approval shall remain in full force and effect.

     7.3  Conditions to the Obligations of Company and Shareholders. The
          ---------------------------------------------------------
obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date. The Company shall have received a certificate signed (i) on behalf of Parent by the Chief Executive Officer and the Vice President of Finance of Parent and (ii) on behalf of Merger Sub by the President of Merger Sub, in each case to the foregoing effect.

          (b)  Performance of Obligations of Parent and Merger Sub. Parent and
               ---------------------------------------------------
Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed (i) on behalf of Parent by the Chief Executive Officer and the Vice President of Finance of Parent and (ii) on behalf of Merger Sub by the President of Merger Sub, in each case to such effect.

          (c)  Injunctions or Restraints on Conduct of Business. No temporary
               ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (d)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent.

          (e)  Legal Opinion. Company shall have received a legal opinion from
               -------------
Hewitt & McGuire, LLP in substantially the form attached hereto as Exhibit F.
                                                                   ---------

                                 ARTICLE VIII
                           TERMINATION AND AMENDMENT

          8.1 Termination. This Agreement may be terminated at any time prior to
              -----------
the Effective Time:

               (a) by mutual consent of the Company, Parent and Merger Sub in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

               (b) by either Parent or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

               (c) by either Parent or the Company if the Merger shall not have been consummated on or before September 30, 2000 unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

               (d) by either Parent or the Company if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; or

               (e) by either Parent or the Company if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing.

          8.2  Effect of Termination. In the event of termination of this
               ---------------------
Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) the last sentence of Section 6.1(a), the last sentence of Section 6.1(b), and each of Sections 6.2, 8.2, 10.1, 10.2, 10.3, 10.4 and 10.7 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          8.3  Amendment. This Agreement may not be amended except by an
               ---------
instrument in writing signed on behalf of each of the parties hereto.

          8.4  Extension; Waiver. At any time prior to the Effective Time, each
               -----------------
of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX
                                   INDEMNITY

          9.1  Survival of Representations. All representations and warranties
               ---------------------------
of the parties contained in this Agreement or expressly incorporated herein by reference shall survive the Closing hereunder and any investigation made by or on behalf of any party hereto until the fourth anniversary of the Closing Date, except for (i) the representations and warranties set forth in Section 3.14 which shall survive until all tax liabilities of the Company are decided by final determination of the Internal Revenue Service, judicial decision or upon expiration of the statute of limitations, taking in account any waiver or extension of such applicable statute of limitations, and (ii) the representations and warranties set forth in Sections 3.1, 3.3, 3.4, 3.15, 3.19, 4.1, 4.2, 4.4 and 4.5, which shall survive indefinitely. A claim for indemnification under this Article IX for breach of a representation or warranty may be brought at any time provided that the representation or warranty on which such claim is based continues to survive at the time a Certificate relating to such claim has been delivered in accordance with Section 9.4 hereof and if such Certificate is delivered within such period all rights to indemnification with respect to such claim shall continue in force and effect.

          9.2  Indemnification.
               ---------------

               (a)  By the Company and the Shareholders. Subject to Section 9.3
                    -----------------------------------
below, the Company and each of the Shareholders, jointly and severally, agree to indemnify and hold Parent and Merger Sub, their affiliates, officers, directors and employees harmless from and against any and all damages, costs, expenses, liabilities, causes of action, or claims (including attorneys' fees and costs) (collectively, "Losses") incurred by any of them as a result of (i) the failure
                ------
of any representation or warranty made by the Company or any of the Shareholders in this Agreement to be true and correct as of the Closing Date or (ii) the breach by the Company or any of the Shareholders of any of their respective covenants or agreements set forth in this Agreement; provided, however, that upon the Closing, the Company shall cease to have any indemnification obligations pursuant to this Section 9.2(a) and the Shareholders shall have no right of contribution from the Company with respect to their indemnification obligations.

               (b)  By Parent and Merger Sub. Subject to Section 9.3 below,
                    ------------------------
Parent and Merger Sub hereby, jointly and severally, agree to indemnify and hold each of the Shareholders and the Affiliates and employees of each such Shareholder harmless from and against any and all Losses incurred by any of them as a result of (i) the failure of any representation or warranty made by Parent and/or Merger Sub in this Agreement to be true and correct as of the Closing Date or (ii) the breach by Parent and/or the Merger Sub of any of its covenants or agreements set forth in this Agreement.

               (c)  Limitations as to Amount - Shareholders. Shareholders shall
                    ---------------------------------------
have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.2(a) until the total of all Losses with respect thereto exceeds $200,000 but then for the entire amount of such Losses, including those not in excess of $200,000. Shareholders shall have no liability (for indemnification or otherwise) in an amount greater than $25,000,000 (the "Maximum Amount"); provided, however, the Maximum Amount shall be reduced by the
 --------------
amounts of cash and shares of Parent Common Stock (valued at the Parent Common Stock Value) under Section 2.1 that the Shareholders do not receive (except to the extent the Shareholders did not receive such amounts because of Parent's offset under Section 2.5 or the Escrow Agreement). In determining the amount of Losses indemnified by the Shareholders for purposes of this Section 9.2(c), all amounts offset under Section 2.5 and the Escrow Agreement shall be included.

               (d)  Limitations as to Amount - Parent. Parent shall have no
                    ---------------------------------
liability (for indemnification or otherwise) with respect to the matters described in Section 9.2(b) until the total of all Losses with respect thereto exceeds $200,000 but then for the entire amount of such Losses, including those not in excess of $200,000. Parent shall have no liability (for indemnification or otherwise) in an amount greater than the Maximum Amount.

          9.3  Determination of Losses. All Losses hereunder shall be
               -----------------------
determined net of any (i) Third Party Awards (as defined in this paragraph) and
(ii) Tax Benefits (as defined in this paragraph). As used herein, "Third Party
                                                                   -----------
Awards" shall mean any actual recoveries from third parties by the party seeking
------
indemnification hereunder (the "Indemnified Party") (including, without
                                -----------------
limitation, from insurance and third party indemnifications) in connection with the claim for which such party is also potentially liable. As used herein, "Tax
                                                                            ---
Benefits" shall mean the present value of any permanent tax related loss,
--------
deduction or credits which Parent's regular auditors determine, in their sole judgment, is proper or allowable under applicable law (computed after taking into account any indemnification payment made, including taxes thereon) in connection with a claim for which the Indemnified Party is potentially liable.

          9.4  Indemnification Procedures.
               ---------------------------

               (a)  Certificate. As soon as practicable after the incurrence of
                    -----------
a Loss or Losses by an Indemnified Party, including, without limitation, any claim by a third party described in Section 9.4(c) hereof, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the Indemnifying Party a certificate (the "Certificate"), which Certificate shall:
                                       -----------
                    (i) state that the Indemnified Party has paid or properly accrued Losses, or anticipates that it will incur liability for Losses; and

                    (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder.

               (b)  Denial of Obligation to Indemnify. In case the Indemnifying
                    ---------------------------------
Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within 30 days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect. The Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party succeed in reaching agreement on their respective rights with respect to any such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall immediately submit such dispute to arbitration as provided in Section 10.4.

               (c)  Third Party Claims. As soon as practicable after receipt by
                    ------------------
an Indemnified Party of notice of any claim or the commencement of any action by any third party, the Indemnified Party shall, if a claim in respect thereof is to be made by it under this Article IX, notify the Indemnifying Party in writing of the claim or the commencement of that action. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Article IX for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however,
                                                              --------  -------
any Indemnified Party shall have the right to employ separate counsel in any such claim or action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense of such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein, shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

               (d)  Agreed Claims. Claims for Losses specified in any
                    -------------
Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 9.4(b) hereof, claims for Losses the validity and amount of which have been the subject of arbitration or settlement as contemplated by Section 9.4(b) hereof and claims for Losses the validity and amount of which have been the subject of final judicial determination or settlement as contemplated by Section 9.4(c) hereof are hereinafter referred to, collectively as "Agreed Claims". Within ten (10) days
                                          -------------
of the determination of the amount of any Agreed Claims for which Parent is entitled to indemnification hereunder, the Shareholders shall pay Parent an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by Parent not less than two days prior to such payment, and within ten (10) days of the determination of the amount of any Agreed Claims for which the Shareholders are entitled to indemnification hereunder, Parent and Merger Sub shall pay each Shareholder such Shareholder's pro rata share of an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by such Shareholder not less than two days prior to such payment.

               (e)  Subrogation of Indemnifying Party. If the Indemnified Party
                    ---------------------------------
receives payment or other indemnification from an Indemnifying Party hereunder, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the Indemnifying Party at no expense to the Indemnified Party in enforcing such rights.

          9.5  Tax Treatment of Indemnity Payments. The parties agree to treat
               -----------------------------------
any indemnity payment made pursuant to this Article IX as an adjustment to the aggregate purchase price (including the Initial Merger Consideration and any amounts paid to the Shareholders in respect of the First Earnout, the Second Earnout and Third Earnout) for federal, state, local and foreign income tax purposes.

                                   ARTICLE X
                              GENERAL PROVISIONS

          10.1 Expenses. Except as provided in Section 10.10, all costs and
               --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          10.2 Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to Parent or Merger Sub, to:

                         MarketFirst Software, Inc.
                         485 Clyde Avenue
                         Mountain View, CA  94043
                         Fax: (650) 962-7891
                         Attention:  Peter R. Tierney

                         with a copy to:

                         Hewitt & McGuire, LLP
                         19900 MacArthur Blvd., Suite 1050
                         Irvine, CA  92612
                         Fax:  (949) 798-0511
                         Attention:  John D. Hudson, Esq.

                         and

                    (b)  if to the Company or the Shareholders, to:

                         Times Direct Marketing, Inc.
                         355 Fremont Street
                         San Francisco, CA  94105
                         Fax:  (415) 229-2884
                         Attention:  Christopher E. Peterson

                         with a copy to

                         Fotenos & Suttle, P.C.
                         50 California Street, Suite 700
                         San Francisco, CA  94111
                         Fax:  (415) 398-1869
                         Attention:  John C. Suttle, Esq.

          10.3  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING CALIFORNIA LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF DELAWARE OR CALIFORNIA.

          10.4  Arbitration. Should any dispute or controversy arising from or
                -----------
related to this Agreement arise between the parties that the parties are incapable of resolving themselves through good faith negotiation, then such dispute or controversy shall be submitted for binding arbitration by J.A.M.S./ENDISPUTE ("JAMS") in San Francisco, California, or at such other location as is agreed upon by the parties. Such arbitration shall be conducted using the rules and practices of JAMS. Judgment upon any award by the arbitrator(s) may be entered in any court having jurisdiction thereof. It is agreed that the prevailing party in any such arbitration or other action arising from or relating to this Agreement shall be entitled to reimbursement of its or his reasonable costs and expenses, including attorneys' fees. Each party consents to the exercise over it or him of personal jurisdiction by the arbitrator(s) selected by JAMS to resolve any dispute hereunder.

          10.5  Severability.  If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

          10.6  Assignment; Binding Effect; Benefit. Except for assignments to
                -----------------------------------
the estate of a Shareholder on his death, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Effective Time). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

               10.7  Headings. The descriptive headings contained in this
                     --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               10.8  Entire Agreement. This Agreement (including the Exhibits,
                     ----------------
Schedules, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

               10.9  Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               10.10  Legal Costs of Shareholders. The Shareholders agree that
                      ---------------------------
they will be responsible for all legal costs and expenses incurred by each of the Company and the Shareholders in connection with this Agreement, the agreements related hereto and the transactions contemplated hereby and thereby.


               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                                 PARENT

                                 MARKETFIRST SOFTWARE, INC., a
                                 Delaware corporation


                                 By:__________________________________
                                    Name:
                                    Title:

                                 MERGER SUB

                                 FUSIONDM, INC., a Delaware corporation

                                 By:__________________________________
                                    Name:
                                    Title:

                                 COMPANY

                                 TIMES DIRECT MARKETING, INC., a
                                 California corporation


                                 By:__________________________________
                                    Name:
                                    Title:



                     [SIGNATURE PAGE TO MERGER AGREEMENT]

                                 SHAREHOLDERS


                                      ______________________________________
                                      Christopher E. Peterson


                                      ______________________________________
                                      Thierry Zamora











                     [SIGNATURE PAGE TO MERGER AGREEMENT]

EXHIBITS AND SCHEDULES
----------------------

Exhibit A           Escrow Agreement
Exhibit B           Form of Employment Agreement with Christopher E. Peterson
Exhibit C           Form of Employment Agreement with Thierry Zamora
Exhibit D           Form of Opinion of Company's counsel
Exhibit E           Form of Shareholder Representation Agreement
Exhibit F           Form of Opinion of Hewitt & McGuire, LLP, counsel to Parent

                                 SCHEDULE 2.1
                           PROJECTED GROSS REVENUES


Fiscal Year                                           Amount of Gross Revenues
-----------                                           ------------------------
Fiscal Year ended December 31, 2000.........                 $ 8,885,000

Fiscal Year ended December 31, 2001.........                 $11,550,000

Fiscal Year ended December 31, 2002.........                 $15,000,000